     As filed with the Securities and Exchange Commission on July 29, 2004

                                                   Registration No. 333--_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -----------------------

                           MERCANTILE BANK CORPORATION

             (Exact name of registrant as specified in its charter)

            MICHIGAN                                     38-3360865
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
of incorporation or organization)

              5650 Byron Center Avenue SW, Wyoming, Michigan, 49509
               (Address of Principal Executive Offices) (Zip Code)

                  MERCANTILE BANK OF WEST MICHIGAN 401(k) PLAN
                            (Full title of the plan)

                        GERALD R. JOHNSON, JR., CHAIRMAN
                           Mercantile Bank Corporation
                           5650 Byron Center Avenue SW
                             Wyoming, Michigan 49509
                     (Name and Address of Agent for service)
          Telephone number, including area code, of agent for service:
                                 (616) 406-3000

                          COPIES OF COMMUNICATIONS TO:
                               JEROME M. SCHWARTZ
                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226

                  Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum             Proposed
Title of Securities       Amount to be           Offering Price Per       Maximum Aggregate        Amount of
 to be Registered*         Registered                 Share**              Offering Price**     Registration Fee
-------------------      -------------           ------------------       -----------------     ----------------


   Common Stock          100,000 Shares               $  34.00              $ 3,400,000             $ 431

*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

**Based upon the last sale price reported on the Nasdaq National Market on July 27, 2004.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.             PLAN INFORMATION.

      Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.             REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE.

      Mercantile Bank Corporation ("Mercantile") and the Mercantile Bank of West Michigan 401(k) Plan (the "Plan") hereby incorporate by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

      1. Mercantile's Annual Report on Form 10-K for the year ended December 31, 2003.

      2. The Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

      3. Mercantile's Quarterly Report on Form 10-Q for the period ending March 31, 2004.

      4. The description of Mercantile's common stock in Item 1 of Mercantile's Form 8-A registration statement dated July 9, 1999, filed with the Commission under the Exchange Act on July 15, 1999, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed with the Commission by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

      Any statements contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.             DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Indemnification

      Sections 561-571 of the Michigan Business Corporation Act, as amended, grants Mercantile broad powers to indemnify any person in connection with legal proceedings brought against that person by reason of their present or past status as an officer or director of Mercantile, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Mercantile's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Michigan Business Corporation Act also gives Mercantile broad powers to indemnify defined persons against expenses and reasonable settlement payments in connection with any action by or in the right of Mercantile, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Mercantile's best interests, except that no indemnification may be made if that person is adjudged to be liable to Mercantile unless and only to the extent the court in which that action was brought determines upon application that, despite the adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any specified person is successful in the defense of any defined legal proceeding, Mercantile is required by the Michigan Business Corporation Act to indemnify him or her against expenses, including attorneys' fees, that are actually and reasonably incurred in connection with the proceeding.

      Mercantile's Articles of Incorporation provide that it shall indemnify its present and past directors, officers, and such other persons as the Board of Directors may authorize to the full extent permitted by law.

      Mercantile's Bylaws contain indemnification provisions concerning third party actions as well as actions in the right of Mercantile. The Bylaws provide that Mercantile shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Mercantile) by reason of the fact that he or she is or was a director or officer of Mercantile or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees), judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Federal Deposit Insurance Corporation regulations impose limitations on indemnification payments which could restrict, in certain circumstances, payments by Mercantile or its subsidiary, Mercantile Bank of West Michigan, to their respective directors or officers otherwise permitted under the Michigan Business Corporation Act or the Michigan Banking Code.

      With respect to derivative actions, the Bylaws provide that Mercanitle shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Mercantile to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of Mercantile, or while serving as such a director or officer, is or was serving at the request of Mercantile as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mercantile or its shareholders. No indemnification is provided in the Bylaws in respect of any claim, issue or matter in which such person has been found liable to Mercantile except to the extent that a court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mercantile pursuant to the provisions discussed above or otherwise, Mercantile has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      Under an insurance policy maintained by Mercantile, its directors and officers are insured within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of specified claims, actions, suits or proceedings, and specified liabilities which might be imposed as a result of claims, actions, suits or proceedings, which may be brought against them by reason of being or having been directors and officers of Mercantile.

Limitation of Director Liability

      Section 209(1)(c) of the Michigan Business Corporation Act permits corporations to limit the personal liability of their directors in certain circumstances. However, under the Michigan Business Corporation Act, a corporation may not eliminate or limit a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the corporation or its shareholders; (3) a violation of Section 551 of the Michigan Business Corporation Act; and (4) an intentional criminal act.

      Mercantile's Articles of Incorporation provide that its directors shall not be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty, except for liability (1) for any breach of the director's duty of loyalty to Mercantile or its shareholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) for a violation of Section 551(1) of the Michigan Business Corporation Act; or (4) for any transaction from which the director derived any improper personal benefit. Under the Michigan Business Corporation Act, if prior to October 24, 1997 the articles of incorporation of a corporation contained a provision which, subject to exceptions, eliminated liability of a director as Mercantile's does, that provision is considered to eliminate liability of a director to the extent permitted in Section 209(1)(c) of the Michigan Business Corporation Act.

      Pursuant to our Articles of Incorporation, if the Michigan Business Corporation Act is amended after the date of the Articles of Incorporation to authorize corporate action eliminating or limiting the personal liability of directors, then the liability of a director of Mercantile shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

ITEM  7.            EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable

ITEM 8.             EXHIBITS.

      The following exhibits are filed with this Registration Statement:

Exhibit
Number                                    Exhibit
-------                                   -------
  4                           Article III of the Articles of
                              Incorporation of the Company, as amended
                              effective July 7, 2004

  5                           Copy of the Internal Revenue Service
                              determination letter that the Plan is
                              qualified under section 401 of the
                              Internal Revenue Code

  23                          Consent of Crowe Chizek and Company LLC

  24                          Power of Attorney is included on the
                              signature pages of the Registration
                              Statement

ITEM 9.             UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyoming and the State of Michigan on July 22, 2004.

                           MERCANTILE BANK CORPORATION

                           By  /s/  Gerald R. Johnson, Jr.
                               ----------------------------------------
                               Gerald R. Johnson, Jr., Chairman of the Board and Chief Executive Officer

      Each person whose signature appears below constitutes and appoints Gerald
R. Johnson, Jr. and Michael H. Price, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 22, 2004.

/s/   Betty S. Burton                     /s/   Susan K. Jones
---------------------                     --------------------
Betty S. Burton, Director                 Susan K. Jones, Director

/s/   David M. Cassard                    /s/   Lawrence W. Larsen
-----------------------                    ------------------------
David M. Cassard, Director                Lawrence W. Larsen, Director

/s/   Edward J. Clark                     /s/   Calvin D. Murdock
-----------------------                   -----------------------
Edward J. Clark, Director                 Calvin D. Murdock, Director

/s/   Peter A. Cordes                     /s/   Michael H. Price
---------------------                     ----------------------
Peter A. Cordes, Director                 Michael H. Price, President and Chief
                                          Operating Officer, and Director

/s/   C. John Gill                        /s/   Merle J. Prins
------------------                        --------------------

C. John Gill, Director                    Merle J. Prins, Director
/s/   Doyle A. Hayes                      /s/   Dale J. Visser
--------------------                      --------------------
Doyle A. Hayes, Director                  Dale J. Visser, Director

/s/   David M. Hecht                      /s/   Donald Williams, Sr.
--------------------                      --------------------------
David M. Hecht, Director                  Donald Williams, Sr., Director

/s/   Gerald R. Johnson, Jr.              /s/   Charles E. Christmas
----------------------------              --------------------------
Gerald R. Johnson, Jr., Chairman of the   Charles E. Christmas, Senior Vice
Board and Chief Executive Officer         President, Chief Financial Officer
(principal executive officer)             and Treasurer (principal financial
                                          and accounting officer)

                                    SIGNATURE

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyoming, State of Michigan on this 22nd day of July, 2004.

                                       MERCANTILE BANK OF
                                       WEST MICHIGAN 401(k) PLAN

                                       By  /s/  Gerald R. Johnson, Jr.
                                          -------------------------------------
                                          Gerald R. Johnson, Jr., Trustee

                                  EXHIBIT INDEX

Exhibit
Number                           Exhibit
------                           -------

  4              Article III of the Articles of
                 Incorporation of the Company, as amended effective July 7, 2004

  5              Copy of the Internal Revenue Service
                 determination letter that the Plan is
                 qualified under Section 401 of the
                 Internal Revenue Code

  23             Consent of Crowe Chizek and Company LLC

  24             Power of Attorney is included on the
                 signature pages of the Registration
                 Statement